The informat ion contained in the at tached Computat ional Materials, Structural Term Sheet , or Collateral Term Sheet relating to the Series 2005-FR4 (the "Securit ies") to be issued by Securit ized Asset Backed Receivables LLC Trust 2005- FR4 (the "Issuer") is referred to as the "Informat ion." The Informat ion has been prepared by the Issuer. Securitized Asset Backed Receivables LLC, the depositor of the assets to the Issuer, is an affiliate of Barclays Capital Inc. ("Barclays"), the underwriter of the Securit ies. Barclays has not independently verified the Informat ion and makes no representat ion as whether the Informat ion is accurate, complete, or up-to-date. The Informat ion contained herein is preliminary and is has been prepared solely for informat ion purposes. Any such offer will only made, and the Informat ion will be superseded in its ent irety by, the applicable prospectus supplement and by any other informat ion subsequently filed by the Issuer with the Securit ies and Exchange Commission ("SEC"), including, but not limited to, the description of the collateral pool contained in the prospectus supplement relat ing to the Securit ies. The Informat ion addresses only certain aspects of the applicable Security's characterist ics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all characterist ics of the Securit ies. The Informat ion may be based on certain assumptions about market condit ions, st ructure, collateral, and other matters. The Informat ion and the assumptions on which it is based are subject to change without notice. Assumpt ions may not prove to be as assumed and results may vary significant ly depending on the assumpt ions made and the value of the inputs given and may be difficult for a third party to reproduce. No assurance is given that any indicated values, returns, performance or results will be achieved. Barclays and its affiliates and its and their respective officers, directors, partners and employees may from t time to t time or seek to act as manager, co-manager or underwriter of a public offering or otherwise deal in, hold or act or seek to act as market-makers or perform as advisors, brokers or commercial and/ or investment bankers in relation to the Securities, related securities or related derivatives of the Issuer. Neither Barclays, nor any affiliate or any of its or their respect ive officers, directors, partners, or employees accepts any liability whatsoever for any direct or consequential loss arising from any use of the Informat ion.. Although a registration statement (including a prospectus) relating to the Securities discussed in this Information has been filed with the SEC and is effective, the final prospectus supplement relating to the Securities discussed in this communication has not been filed with the SEC. The Information shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any other offer or sale of the Securities discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the prospectus supplement relating to the Securities discussed in this Information.

The Information shall not be deemed to provide investment, tax, or accounting advice, and nothing contained in the Information shall form the basis of or be relied upon in connect ion with any contract or commitment whatsoever. Any investment decision should be based solely on the data in the prospectus and the prospectus supplement ("Offering Documents") and the then current version of the Informat ion. Offering Documents contain data that are current as of their publication dates and after publication may no longer be complete or current . A final prospectus and prospectus supplement may be obtained by contact ing the Barclays Trading Desk at (212) 412-2663.

This communicat ion is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Art icle 19 of the Financial Services and Markets Act 2000 (Financial Promotion Order) 2001. It is directed at persons who have professional experience in mat ters relat ing to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital - the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority ('FSA') and member of the London Stock Exchange.

Lien Position	WALTV	WACLTV	WA SS CLTV	WAFICO
1st Lien	80.99	80.99	88.92	624
2nd Lien	18.93	99.50	99.50	651
Total	75.90	82.51	89.79	627